UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☑

If an emerging growth company,  indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2018, the Board of Directors (the “Board”) of GlycoMimetics, Inc. (the “Company”) increased the authorized number of members of the Board from eight to nine members and, to fill the resulting vacancy, appointed Scott T. Jackson to serve as a Class I director of the Company whose term will expire at the 2021 annual meeting of stockholders.  There is no arrangement or understanding between Mr. Jackson and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Jackson and any of the Company’s other directors or executive officers.  The Company is not aware of any transaction involving Mr. Jackson requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Jackson is set forth below.

Scott Jackson, age 53, has served as a member of our Board since November 2018.  Mr. Jackson served as the Chief Executive Officer and as a member of the Board of Directors of Celator Pharmaceuticals, Inc. from April 2008 until July 2016, when the company was acquired by Jazz Pharmaceuticals plc. Mr. Jackson has more than 25 years of experience in the pharmaceutical and biotechnology industry and has held positions of increasing responsibility in sales, marketing and commercial development at Eli Lilly & Co., SmithKline Beecham, ImClone Systems Inc., Centocor Inc., a division of Johnson & Johnson, Eximias Pharmaceutical and YM BioSciences. He holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame. Mr. Jackson presently serves on the board of directors of MacroGenics, Inc., a publicly traded pharmaceutical company, and the Board of Trustees of the Eastern Pennsylvania Chapter of The Leukemia and Lymphoma Society.

In accordance with the Company’s compensation policy for non-employee directors, upon his appointment as a director, Mr. Jackson was granted a nonqualified stock option to purchase 22,000 shares of the Company’s common stock at an exercise price of $11.52, the closing price of the Company’s common stock on the date of grant.  This option will vest and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant, subject to Mr. Jackson’s Continuous Service (as defined in the Company’s 2013 Equity Incentive Plan) as of each vesting date.  Additionally, Mr. Jackson will be entitled to receive a $40,000 annual retainer for his service as director. At each annual stockholder meeting following which Mr. Jackson’s term as a director continues, Mr. Jackson will be entitled to receive an additional nonqualified stock option to purchase 11,000 shares of the Company’s common stock, which option will vest and become exercisable over a one-year period following the date of grant.  Mr. Jackson has also entered into the Company’s standard form of indemnification agreement.

Item 7.01  Regulation FD Disclosure.

On November 28, 2018, the Company issued a press release announcing Mr. Jackson’s appointment to the Board.  A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated November 28, 2018, “Scott Jackson, Veteran Biopharmaceutical Executive, Joins GlycoMimetics Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

By:	/s/ Brian M. Hahn
Date: November 28, 2018	Brian M. Hahn
Chief Financial Officer